UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 1, 2016

LSB INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7677	73-1015226
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16 South Pennsylvania Avenue,

Oklahoma City, Oklahoma 73107

Registrant’s telephone number, including area code: (405) 235-4546

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 3, 2016, Pryor Chemical Company (“Pryor”), a wholly-owned subsidiary of LSB Industries, Inc., entered into the Urea Ammonium Nitrate Purchase and Sale Agreement with Coffeyville Resources Nitrogen Fertilizers, LLC (“CVR”), dated as of March 3, 2016 and effective as of June 1, 2016 (the “CVR Purchase Agreement”).

Under the CVR Purchase Agreement, CVR will have the exclusive right (but not the obligation) to purchase all the tons of urea ammonium nitrate (“UAN”) that Pryor makes available to it (i) that will be produced at the Pryor Chemical Facility in Pryor, Oklahoma (the “Pryor Facility”) and (ii) that is in excess of the needs of Pryor or its affiliates, which shall be no more than 30,000 tons per year and no more than 10,000 tons in any calendar quarter. If CVR fails to take delivery of certain tons of UAN produced at the Pryor Facility and such failure causes Pryor’s storage capacity to be more than 75% utilized or the production unit at the Pryor Facility to be slowed down, shut-down or idled, Pryor may immediately sell such unpurchased product to a third-party without restriction.

The initial term of the CVR Purchase Agreement is for three years and automatically continues for one or more additional one-year terms unless terminated by either party by delivering a notice of termination at least twelve months prior to the end of term in effect. However, CVR may unilaterally terminate the CVR Purchase Agreement upon 180 days advance written notice of termination to Pryor; provided, however, that each party’s rights and obligations pertaining to UAN that CVR committed to purchase before such advance notice will survive termination. Additionally, Pryor can terminate the CVR Purchase agreement upon 90 days advance written notice of termination to CVR; provided, however, that each party’s rights and obligations pertaining to UAN that Pryor committed to sell prior to such advance notice will survive termination.

The foregoing summary description of the CVR Purchase Agreement is a summary and is qualified in its entirety by the actual terms and conditions of the CVR Purchase Agreement, which will be filed as an exhibit to our Quarterly Report on Form 10-Q for the quarter ending March 31, 2016.

Item 1.02.	Termination of a Material Definitive Agreement.

On March 1, 2016, Pryor provided notice of termination under the Urea Ammonium Nitrate Purchase Agreement (as amended, the “Koch Purchase Agreement”), dated May 7, 2009, by and between Pryor and Koch Nitrogen Company, LLC (“Koch”). The termination will be effective as of May 31, 2016. Under the Koch Purchase Agreement, Koch had the exclusive right to purchase substantially all of the UAN produced at the Pryor Facility and the limited first right to purchase additional amounts. Pryor did not incur any early termination penalties in connection with the termination of the Koch Purchase Agreement. Pryor elected to terminate the Koch Purchase Agreement to pursue alternative marketing arrangements for the UAN it produces at the Pryor Facility.

The Koch Purchase Agreement provided for a five year term beginning July 1, 2009, with an optional one-year renewal, but may be terminated after August 1, 2010 (i) by Koch upon six months’ notice or (ii) by Pryor upon three months’ notice or if the Pryor Facility is shut down for lack of profitability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 7, 2016

LSB INDUSTRIES, INC.

By:	/s/ Mark T. Behrman
Name:	Mark T. Behrman
Title:	Executive Vice President of Finance and Chief Financial Officer